                                                                   Exhibit 10.17


                              EMPLOYMENT AGREEMENT
                              --------------------


         This Employment Agreement (this "Agreement") is made as of January 1, 1993 by and between OM Group, Inc., a Delaware corporation ("Employer"), and Michael J. Scott of S. Euclid, Ohio ("Executive").

         WHEREAS, Employer and Executive desire to enter into this Agreement to provide for Executive's continued employment with Employer and Mooney Chemicals, Inc. ("MCI").

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. EMPLOYMENT. Employer agrees to continue to employ Executive and Executive accepts such continued employment upon the terms and subject to the conditions set forth in this Agreement.

                  (a) SERVICES. For the term set forth in Section 1(b), Executive shall serve as General Counsel and Secretary and shall render such services of an executive and administrative character to Employer and MCI as Executive provided to MCI prior to the date of this Agreement (the "Effective Date"). In no event shall Employer affect, or Executive be required to perform services that involve, a material decrease in the level of responsibility or authority maintained or exercised by Executive at Employer and its subsidiaries prior to the Effective Date. For as long as Executive is so employed, he shall devote his full productive time, energy and ability to his duties, except for incidental attention to the management of his personal investments. Executive may serve on the board of directors of other companies or organizations so long as such participation does not conflict with the interests or business of Employer or its subsidiaries or materially interfere with the performance of his duties hereunder.

                  (b) TERM. Unless earlier terminated pursuant to the provisions of Section 7, the Initial Term of this Agreement shall commence on the date hereof and shall expire on December 31, 1995. If the Initial Term has been renewed pursuant to the provisions of Section 8 (the "Renewal Term"), the term of this Agreement shall extend through the expiration of any Renewal Term then in effect, unless earlier terminated pursuant to the provisions of Section 7. All references herein to the "term of this Agreement" shall be deemed to refer to the Initial Term as well as any Renewal Term then in effect if the Initial Term has been extended pursuant to Section 8.

                  (c) BASE COMPENSATION. The base compensation to be paid Executive by Employer for his services under this Agreement shall be at the annual rate of $110,000 for the remainder of 1993, payable in equal installments every calendar month. Thereafter, Executive's base compensation shall be reviewed annually by Employer's Board of Directors and may in the sole discretion of Employer's Board of Directors be increased (but not decreased) after giving due consideration to the amounts paid to executives in comparable positions with comparable responsibilities and authority.

                  (d) INCENTIVE COMPENSATION. In addition to the base compensation provided for in Section 1(c) hereof, Executive shall be entitled to receive a annual bonus of not less than 25% of the annual base compensation then in effect under Section 1(c).

                  (e) FRINGE BENEFITS. In addition to the other compensation payable to Executive pursuant to this Section 1, Executive shall be entitled to receive for the term of this Agreement substantially the same types and level of fringe benefits as Executive enjoyed prior to the Effective Date, including, but not limited to, health insurance, disability insurance, group life insurance, club memberships, education and seminar allowances, profit sharing, automobile allowances, annual physical examinations, and other similar benefits. The benefits to which Executive shall be entitled pursuant to this Section 1(e) shall be approved by the Board of Directors of Employer or otherwise in accordance with those benefits generally offered by Employer to its executives and shall be reasonably related to the business of Employer and its subsidiaries.

                  (f) VACATION. Executive shall be entitled to vacation benefits substantially as provided by the Employer and its subsidiaries to then executives of comparable stature and employment prior to the date hereof. For these purposes, Executive's past employment with Employer and its subsidiaries shall be considered employment hereunder.

         2. COVENANT NOT TO COMPETE.

                  (a) BASIC TERM. During the term of this Agreement and for a period of one (1) year thereafter, Executive shall not, directly or indirectly, within the United States, Western Europe or Southeast Asia engage in any type of business in which either Employer or its subsidiaries are then actively engaged; provided that Executive may, without violating this Section 2, own directly or indirectly not more than five percent (5%) of the outstanding capital stock of any public company regardless of the business in which such public company is engaged.

                  (b) AGREEMENT AS TO SCOPE. If, at the time of enforcement of any provision of Section 2(a), a court of competent jurisdiction holds that the restrictions stated therein are unreasonable under circumstances then existing, the parties agree that the maximum period, scope, or geographical area reasonable under such circumstances shall be substituted for the period, scope or geographical area stated therein.

         3. NON-SOLICITATION. Executive agrees that, during the term of this Agreement and for a period of one (1) year thereafter, he will not knowingly, either directly or indirectly, for himself or for any other person or entity, divert, call on, solicit, or take away, or attempt to divert, call on, solicit or take away present or actively solicited prospective employees or, with respect to competitive products or services, any present or actively solicited prospective suppliers (including, without limitation, cobalt suppliers) or customers of Employer, or any of its controlled subsidiaries.

         4. CONFIDENTIAL INFORMATION. Executive acknowledges that during the course of his employment under this Agreement he will make use of, acquire and add to confidential information of a special and unique nature and value relating to such matters as trade secrets, systems, procedures, manuals, confidential reports and lists of suppliers, customers and other business contacts of Employer and its subsidiaries, as well as the nature and type of services rendered to such persons. Executive agrees that he will not disclose to an unauthorized person or use for his own account any of such information without the prior written consent of the Board of Directors of Employer, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act.

         5. INVENTIONS AND PATENTS. Executive agrees that any inventions, innovations or improvements in Employer's or its subsidiaries' method of conducting their business (including new contributions, improvements, ideas and discoveries, whether patentable or not) conceived or made by him during his employment pursuant to this Agreement belong to Employer or its subsidiaries, as the case may be. Executive shall perform any actions reasonably requested by the Board of Directors of Employer to establish and confirm such ownership. Executive shall not claim any right, title or interest of any kind with respect to such inventions, innovations or improvements.

         6. REMEDY FOR BREACH. In the event of a breach by Executive of any of the provisions of Sections 2, 3, 4 or 5, Employer or its subsidiaries, as the case may be, may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions thereof.

         7. TERMINATION.

                  (a) TERMINATION FOR CAUSE. Employer may terminate the employment of Executive for cause at any time prior to the expiration of the term of this Agreement. For purposes of this Agreement, "cause" shall mean Executive's (i) conviction of a felony, (ii) willful misconduct or gross negligence in the conduct of his duties hereunder that continues after written notice thereof to Executive, or (iii) willful act of fraud or theft. In the event of the termination for cause under this Section 7(a), Executive shall be entitled to receive (X) his base compensation provided for in Section 1(c) hereof through the date of termination of his employment, and (Y) all other amounts due him hereunder to the extent already earned and not theretofore paid (including any bonus payable under Section 1(d) for any fiscal year previously ended to the extent not theretofore paid).

                  (b) TERMINATION WITHOUT CAUSE. Employer may in its sole discretion, terminate the employment of Executive for any reason upon written notice to Executive, which termination shall become effective immediately upon delivery of such notice. In the event of termination without cause under this
Section 7(b), Executive shall be entitled to continue to receive all compensation and benefits described in Sections 1(c), 1(d) and 1(e) until the later of (i) the expiration of the Initial Term or a Renewal Term then in effect, or (ii) the one (1) year anniversary of the delivery of notice of termination of employment under this Section 7(b).

                  (c) TERMINATION BY EXECUTIVE. Executive may, in his sole discretion, terminate his employment for any reason upon six (6) months' prior written notice to Employer, which termination shall become effective upon the earlier of (i) the expiration of the six-month period following the delivery of such notice, or (ii) any earlier date designated by Employer in a written notice to Executive. In the event of termination by Executive under this Section 7(c), Executive shall be entitled
(X) to receive his base compensation provided for in Section 1(c) through the effective date of termination of his employment, (Y) to receive his base compensation provided for in Section 1(c) for three (3) months following the effective date of termination of his employment, and (Z) to receive all other amounts due him hereunder to the extent already earned and not theretofore paid (including a bonus payable under Section 1(d) for any fiscal year previously ended to the extent not theretofore paid).

                  (d) TERMINATION BY DEATH OR DISABILITY. In the event of Executive's death or permanent disability while in the employ of Employer, which disability in the opinion of a physician selected by Employer renders him incapable of performing the services contemplated under this Agreement, in addition to other provisions of this Agreement, the following provisions shall apply:

                           (i) Employer shall pay to Executive or the estate of Executive the base compensation which would otherwise be payable to Executive hereunder for a period of one (1) year after such permanent disability or death occurs.

                           (ii) An amount shall be determined equal to the incentive compensation, if any, to which Executive would have been entitled if he had lived or remained capable of performing the services contemplated under this Agreement, and a portion thereof based on the pro rata part of the year elapsed to the date of his death or permanent disability shall be paid in a lump sum to Executive, his estate or his personal representative, as the case may be.

                           (iii) Either of the benefits provided for in Sections 7(d)(i) or 7(d)(ii) may, at Executive's election, be paid to his designated beneficiary or beneficiaries in lieu of his personal representative.

                           (iv) In addition to other benefits outlined herein, Executive shall be entitled to all long-term disability pay and death benefit protection provided through Employer and/or MCI insurance programs in effect from time to time.

         8. RENEWAL. Unless either party gives written notice to the other party at least six (6) months prior to the expiration of the Initial Term or any Renewal Term then in effect, this Agreement shall automatically be renewed for successive one (1) year Renewal Terms upon the same terms and conditions as were in effect as of the commencement date of such Renewal Term.

         9. NO SET-OFF. Neither Employer nor its subsidiaries shall have any right of set-off or counterclaim, in respect of any claim, debt or obligation, against the payments or benefits to be made or provided to Executive under this Agreement.

         10. NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, first class mail, postage prepaid, return receipt requested, or by any other express delivery technique calling for receipted delivery, as follows:

                  (a)      If to Executive:

                           Michael J. Scott
                           4625 Greenwold Road
                           S. Euclid, Ohio 44121
                           Telephone:  (216) 381-3139
                           Telecopy:   ______________

                  (b)      If to Employer or its subsidiaries:

                           OM Group, Inc.
                           3800 Terminal Tower
                           Cleveland, Ohio 44113
                           Attention:  James P. Mooney
                           Telephone:  (216) 781-0083
                           Telecopy:   (216) 781-1502

                           With a copy to:

                           Squire, Sanders & Dempsey
                           4900 Society Center
                           127 Public Square
                           Cleveland, Ohio 44114
                           Attention:  Paul B. Campbell, Esquire
                           Telephone:  (216) 479-8666
                           Telecopy:   (216) 479-8780

or such other address or to the attention of such other person as the recipient shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or mailed.

         11. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         12. ENTIRE AGREEMENT. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         13. COUNTERPARTS. This Agreement may be executed on separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

         14. SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, Employer, and their respective successors and assigns; provided that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of Employer. Neither Employer nor its subsidiaries may assign their respective rights hereunder with respect to the employment of Executive to any person or entity other than to any of controlled subsidiaries of the Employer.

         15. CHOICE OF LAW. All questions concerning the construction, validity and interpretation of the employment provisions of this Agreement will be governed by the internal law, and not the law of conflicts, of the State of Delaware.

         16. AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended or waived only with the prior written consent of Executive and Employer.

         17. ALTERNATIVE DISPUTE RESOLUTION. Any dispute arising out of this Agreement (except a dispute relating to this Section 17 or Exhibit A attached hereto) shall be submitted to the Alternative Dispute Resolution procedures described in Exhibit A attached hereto.

         IN WITNESS WHEREOF, Employer has caused this Agreement to be executed by its duly authorized officer and Executive has executed this Agreement as of the date first above written.

                                     "EMPLOYER"

                                     OM GROUP, INC.



                                     By:
                                        ---------------------------------------

                                     Its:  President



                                     "EXECUTIVE"


                                     ------------------------------------------
                                     General Counsel and Secretary